Exhibit 10.1

AMENDMENT

TO

SHARE PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated June 26, 2018, amends the Share Purchase Agreement, dated January 13, 2016 (the “Share Purchase Agreement”), by and among iBio, Inc., a Delaware corporation (the “Company”) and Eastern Capital Limited, a Cayman Islands corporation (including its successors and assigns, the “Purchaser”) for the sale and purchase of 6,500,000 shares of common stock of the Company.

The Share Purchase Agreement is hereby amended as follows:

1.	Section 4.7(a) of the Share Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(a) During the period beginning on the Closing Date and ending on June 26, 2020 (the “Restricted Period”), the Purchaser covenants and agrees that, unless invited in writing with the approval of a majority of the whole Board of Directors, it will not, and will not cause or permit any of its controlled Affiliates to, directly or indirectly:”

2.	Section 4.7(c) of the Share Purchase Agreement shall be deleted in its entirety and replaced with the following:

(c) Notwithstanding paragraph (a) hereof, the Purchaser will be entitled to purchase, from time to time in one or more transactions, in the open market or in privately negotiated transactions with holders of outstanding shares of Common Stock, or otherwise acquire through the conversion of Equity Securities convertible into Common Stock, additional shares of Common Stock (any such shares so acquired, the “Additional Shares”); provided that, when taken together with all other shares of Common Stock Beneficially Owned by the Purchaser and its controlled Affiliates at the time such transaction is consummated, such purchase or conversion will not as of the time of such purchase or conversion result in the Purchaser and its controlled Affiliates being the Beneficial Owner of more than 48% of the aggregate number of shares of Common Stock outstanding, as reported in the most recent report filed by the Company with the Securities and Exchange Commission containing such information as of such time, calculated in accordance with Item 403 of Regulation S-K under the Securities Act.”

3.	All other terms and conditions of the Share Purchase Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment to the Share Purchase Agreement is duly executed as of the date first above written.

IBIO, INC.

By:	/s/ Robert B. Kay
Name: Robert B. Kay
Title: Executive Chairman and CEO

EASTERN CAPITAL LIMITED

By:	/s/ Mark VanDevelde
Name: Mark VanDevelde
Title: Director